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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------

The Board of Directors
Calypte Biomedical Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-16769) on Form S-8 and in the registration statement (No. 333-38417) on Form S-3 of Calypte Biomedical Corporation of our report dated February 20, 1998 relating to the consolidated balance sheets of Calypte Biomedical Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three year period ended December 31, 1997 and for the period from February 18, 1988 (inception) through December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Calypte Biomedical Corporation.

                                                         KPMG Peat Marwick LLP

San Francisco, California
March 23, 1998